UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 29, 2008

Q.E.P. CO., INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21161	13-2983807
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1001 Broken Sound Parkway NW Suite A

Boca Raton, Florida 33487

(Address of principal executive offices)

561-994-5550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 29, 2008, Q.E.P. Co., Inc. (the “Company”) issued a press release regarding results for the three and twelve months ended February 29, 2008. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01.	Other Events.

On May 23, 2008 the Company’s Board of Directors authorized the Company to repurchase up to $4 million of shares of Q.E.P. Co., Inc. common stock in the open market or in any private transaction, from time to time and in accordance with applicable laws and regulations, subject to the Company obtaining the approval of its lenders pursuant to the Company’s existing asset-based loan agreement.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

As described in Item 2.02 of this Report, the following Exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release of the Company dated May 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q.E.P. Co., Inc.

Date: May 29, 2008	By:	/s/ Stuart F. Fleischer
	Name:	Stuart F. Fleischer
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of the Company dated May 29, 2008.